UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 19, 2024

Green Dot Corporation
(Exact Name of the Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-34819	95-4766827
(Commission File Number)	(IRS Employer Identification No.)

114 W 7th Street, Suite 240
Austin,	Texas	78701	(626)	765-2000
(Address of Principal Executive Offices)			(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Class A Common Stock, $0.001 par value	GDOT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.
On July 19, 2024, following the consent of the Board of Directors of Green Dot Corporation (the "Registrant") and Green Dot Bank, a subsidiary of the Registrant, the Board of Governors of the Federal Reserve System (the “Federal Reserve”) issued the previously disclosed consent order to the Registrant and Green Dot Bank.
The consent order relates principally to various aspects of compliance risk management, including consumer compliance and compliance with anti-money laundering regulations. Included in the consent order is a civil money penalty related to these issues in the amount of $44 million. The management and Board of Directors of the Registrant and of Green Dot Bank have been taking significant steps to address the issues identified in the consent order and are committed to ensuring that all of the requirements of the consent order are met.
A copy of the consent order is attached as Exhibit 99.1 to this report.
Item 9.01. Financial Statements and Exhibits.
    (d) Exhibits.

Exhibit Number	Description of Exhibits

99.1	Consent Order from the Board of Governors of the Federal Reserve System to Green Dot Corporation and Green Dot Bank, dated July 19, 2024

104	Cover Page Interactive Date File — the cover page from this Current Report on Form 8-K, formatted as Inline XBRL (included as Exhibit 101).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GREEN DOT CORPORATION

By:	/s/ Amy Pugh
Amy Pugh
General Counsel and Secretary

Date: July 19, 2024